EXHIBIT A
                           (AS OF DECEMBER 31, 2018)

SERIES                                                        EFFECTIVE DATE
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First Trust North American Energy Infrastructure Fund            6/15/2012
First Trust Tactical High Yield ETF                              2/20/2013
First Trust Senior Loan Fund                                      4/1/2013
First Trust Strategic Income ETF                                 7/25/2014
First Trust Enhanced Short Maturity ETF                           8/6/2014
First Trust Low Duration Opportunities ETF                      10/10/2014
First Trust SSI Strategic Convertible Securities ETF             11/2/2015
First Trust Heitman Global Prime Real Estate ETF                 11/2/2015
First Trust Long Duration Opportunities ETF                     12/31/2018
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